Exhibit 99.1

GRUBHUB REPORTS Second QUARTER 2019 RESULTS

Grubhub generates 36% revenue growth in the second quarter

CHICAGO, July 30, 2019 – Grubhub Inc. (NYSE: GRUB), the nation’s leading online and mobile food-ordering and delivery marketplace, today announced financial results for the second quarter ended June 30, 2019. The Company posted revenues of $325 million, which is a 36% year-over-year increase from $240 million in the second quarter of 2018. Gross Food Sales grew 20% year-over-year to $1.5 billion, up from $1.2 billion in the same period last year.

"The team continued executing in the second quarter, adding thousands of new, high-quality independent and enterprise restaurants and growing our active diner base to more than 20 million,” said Matt Maloney, Grubhub founder and CEO. "We are excited about the trajectory of our two-sided marketplace – both in terms of geographic diversity and depth in individual markets. Restaurants are increasingly valuing the incremental sales and products we provide, while diners highly regard our robust restaurant selection and consistently low transaction fees."

Second Quarter 2019 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended June 30, 2019, as compared to the same period in 2018.

Second Quarter Financial Highlights

•	Revenues: $325.1 million, a 36% year-over-year increase from $239.7 million in the second quarter of 2018.
•	Net Income: $1.3 million, or $0.01 per diluted share, a 96% year-over-year decrease from $30.1 million, or $0.33 per diluted share, in the second quarter of 2018.
•	Non-GAAP Adjusted EBITDA: $54.7 million, a 19% year-over-year decrease from $67.4 million in the second quarter of 2018.
•	Non-GAAP Net Income: $24.9 million, or $0.27 per diluted share, a 46% year-over-year decrease from $46.3 million, or $0.50 per diluted share, in the second quarter of 2018.

Second Quarter Key Business Metrics Highlights1

•	Active Diners: 20.3 million, a 30% year-over-year increase from 15.6 million Active Diners in the second quarter of 2018.
•	Daily Average Grubs (DAGs): 488,900, a 16% year-over-year increase from 423,200 DAGs in the second quarter of 2018.
•	Gross Food Sales: $1.5 billion, a 20% year-over-year increase from $1.2 billion in the second quarter of 2018.

"Our Adjusted EBITDA per order increased by $0.14 from the first quarter to $1.23 despite the headwind of the seasonally slower second quarter. This sequential improvement was primarily driven by increasing delivery efficiency, especially in our quickly ramping recently launched markets," said Adam DeWitt, Grubhub president and CFO. "We have achieved this profitability improvement while extending our delivery business into smaller and less dense markets, setting

[1]	Key Business Metrics are defined on page 29 of our Annual Report on Form 10-K filed on February 28, 2019.

us up for continued unit economic improvement as we head into our seasonally stronger months at the end of the year.”

Third Quarter and Full Year 2019 Guidance

Based on information available as of July 30, 2019, the Company is providing the following financial guidance for the third quarter and full year of 2019.

	Third Quarter 2019	Full Year 2019
(in millions)
Expected Revenue range	$320 - $340	$1,340 - $1,390
Expected Adjusted EBITDA range	$53 - $60	$235 - $250

Second Quarter 2019 Financial Results Conference Call and Supplemental Information

Grubhub will webcast a conference call today at 9:00 a.m. CT to discuss the second quarter 2019 financial results. The webcast can be accessed on the Grubhub Investor Relations website at https://investors.grubhub.com, along with the Company’s earnings press release and financial tables. A replay of the webcast will be available at the same website.

About Grubhub

Grubhub (NYSE: GRUB) is the nation’s leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners, as well as the largest diner base. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub strives to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 125,000 restaurant partners in over 2,400 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, LevelUp, Tapingo, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains forward-looking statements regarding Grubhub, “the Company’s” or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected benefits to, and financial performance of, Grubhub including its acquisitions. Such statements constitute “forward-looking statements”, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 28, 2019, which is on file with the SEC and is available on the Investor Relations section of our website at https://investors.grubhub.com. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2019, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent management's beliefs and assumptions only as of the date of this press release. Except as required by law, we disclaim any intention to, and undertake no obligation to, publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Adam Patnaude Investor Relations ir@grubhub.com	Katie Norris Media Relations press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$325,058	$239,741	$648,828	$472,311
Costs and expenses:
Operations and support	162,406	102,445	323,756	198,728
Sales and marketing	74,128	46,231	152,582	94,987
Technology (exclusive of amortization)	29,400	18,717	56,650	36,048
General and administrative	25,784	18,180	48,571	35,877
Depreciation and amortization	27,223	19,849	52,312	40,800
Total costs and expenses	318,941	205,422	633,871	406,440
Income from operations	6,117	34,319	14,957	65,871
Interest expense - net	5,467	8	8,279	1,030
Income before provision for income taxes	650	34,311	6,678	64,841
Income tax (benefit) expense	(602)	4,191	(1,464)	3,955
Net income attributable to common stockholders	$1,252	$30,120	$8,142	$60,886
Net income per share attributable to common stockholders:
Basic	$0.01	$0.34	$0.09	$0.69
Diluted	$0.01	$0.33	$0.09	$0.67
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	91,177	89,503	91,064	88,294
Diluted	92,786	92,503	92,852	91,297

KEY BUSINESS METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Active Diners (000s)	20,288	15,581	20,288	15,581
Daily Average Grubs	488,900	423,200	504,900	430,000
Gross Food Sales (millions)	$1,459	$1,220	$2,962	$2,465

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$358,847	$211,245
Short-term investments	18,190	14,084
Accounts receivable, less allowances for doubtful accounts	123,801	110,855
Income tax receivable	9,520	9,949
Prepaid expenses and other current assets	23,752	17,642
Total current assets	534,110	363,775
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	148,995	119,495
OTHER ASSETS:
Other assets	23,166	14,186
Operating lease right-of-use asset	104,078	—
Goodwill	1,005,477	1,019,239
Acquired intangible assets, net of amortization	527,423	549,013
Total other assets	1,660,144	1,582,438
TOTAL ASSETS	$2,343,249	$2,065,708
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$124,261	$127,344
Accounts payable	21,527	26,656
Accrued payroll	21,296	18,173
Current portion of long-term debt	—	6,250
Current operating lease liability	6,875	—
Other accruals	46,697	44,745
Total current liabilities	220,656	223,168
LONG-TERM LIABILITIES:
Deferred taxes, non-current	32,695	46,383
Noncurrent operating lease liability	114,724	—
Long-term debt	492,723	335,548
Other accruals	751	18,270
Total long-term liabilities	640,893	400,201
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(1,980)	(1,891)
Additional paid-in capital	1,126,174	1,094,866
Retained earnings	357,497	349,355
Total Stockholders’ Equity	$1,481,700	$1,442,339
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,343,249	$2,065,708

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$8,142	$60,886
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	13,626	10,526
Deferred taxes	298	(3,308)
Amortization of intangible assets and developed software	38,686	30,274
Stock-based compensation	36,527	22,170
Other	3,240	3,042
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(13,349)	3,888
Income taxes receivable	429	1,882
Prepaid expenses and other assets	(14,857)	(8,446)
Restaurant food liability	(3,078)	(9,870)
Accounts payable	(10,216)	(107)
Accrued payroll	3,122	(1,961)
Other accruals	7,219	7,041
Net cash provided by operating activities	69,789	116,017
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(25,526)	(44,271)
Proceeds from maturity of investments	21,636	29,116
Capitalized website and development costs	(22,188)	(13,145)
Purchases of property and equipment	(23,140)	(19,266)
Acquisition of other intangible assets	(8,889)	—
Acquisitions of businesses, net of cash acquired	127	737
Other cash flows from investing activities	—	24
Net cash used in investing activities	(57,980)	(46,805)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the issuance of senior notes	500,000	—
Repayments of borrowings under the credit facility	(342,313)	(51,562)
Proceeds from the issuance of common stock	—	200,000
Taxes paid related to net settlement of stock-based compensation awards	(15,360)	(18,717)
Proceeds from exercise of stock options	2,930	9,958
Payments for debt issuance costs	(8,954)	—
Net cash provided by financing activities	136,303	139,679
Net change in cash, cash equivalents, and restricted cash	148,112	208,891
Effect of exchange rates on cash, cash equivalents and restricted cash	(2)	(318)
Cash, cash equivalents, and restricted cash at beginning of year	215,802	238,239
Cash, cash equivalents, and restricted cash at end of the period	$363,912	$446,812
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$567	$7,426

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019		2018	2019		2018
Net income	$1,252		$30,120	$8,142		$60,886
Income taxes	(602)		4,191	(1,464)		3,955
Interest expense - net	5,467	[1]	8	8,279	[1]	1,030
Depreciation and amortization	27,223		19,849	52,312		40,800
EBITDA	33,340		54,168	67,269		106,671
Acquisition, restructuring and legal costs	1,341		1,312	1,827		2,641
Stock-based compensation	20,049	[2]	11,939	36,527	[2]	22,170
Adjusted EBITDA	$54,730		$67,419	$105,623		$131,482

	Three Months Ended June 30,			Six Months Ended June 30,
	2019		2018	2019		2018
Net income	$1,252		$30,120	$8,142		$60,886
Stock-based compensation	20,049	[2]	11,939	36,527	[2]	22,170
Amortization of acquired intangible assets	11,828		9,527	23,770		21,070
Acquisition, restructuring and legal costs	1,341		1,312	1,827		2,641
Income tax adjustments	(9,595)		(6,628)	(17,457)		(13,305)
Non-GAAP net income	$24,875		$46,270	$52,809		$93,462
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	92,786		92,503	92,852		91,297
Non-GAAP net income per diluted share attributable to common stockholders	$0.27		$0.50	$0.57		$1.02

	Guidance
	Three Months Ended September 30, 2019		Year Ended December 31, 2019
	Low	High	Low	High
	(in millions)
Net income (loss)	$(1.6)	$2.8	$18.8	$28.1
Income taxes	(0.9)	1.7	5.1	10.8
Interest expense ̶ net	6.5	6.5	21.3	21.3
Depreciation and amortization	30.0	30.0	114.0	114.0
EBITDA	34.0	41.0	159.2	174.2
Acquisition and restructuring costs	—	—	1.8	1.8
Stock-based compensation	19.0	19.0	74.0	74.0
Adjusted EBITDA	$53.0	$60.0	$235.0	$250.0

[1]

  Interest expense for the three and six months ended June 30, 2019 included $1.8 million and $1.9 million, respectively, of expense for the write-off of unamortized debt issuance costs in February and June of 2019.

[2]	Stock-based compensation for the three and six months ended June 30, 2019 included $1.6 million of expense related to the accelerated vesting of equity awards to a terminated acquired employee.